Exhibit 107

Calculation of Filing Fee Tables

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S-1

(Form Type)

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MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock $0.001 , par value per share	Rule 457(o)			$15,000,000	0.0000927	$1,390.50
	Equity	Warrants to purchase shares of common stock (2)	Rule 457(o)
	Equity	Shares of common stock issuable upon exercise of warrants	Rule 457(o)			$18,729,734	0.0000927	$1,736.25
Fees Previously Paid						$3,198.15
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$33,729,734
	Total Fees Previously Paid					$3,198.15
	Total Fee Offsets
	Net Fee Due					$0.00

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions and similar transactions.
(2)	No separate registration fee required pursuant to Rule 457(g) of the Securities Act.